                                                                   EXHIBIT 23.1



                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Valentis, Inc. 1997 Equity Incentive Plan and the Valentis, Inc. 1998 Non-Employee Directors' Stock Option Plan, of our report dated August 18, 2000, with respect to the consolidated financial statements of Valentis, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
Palo Alto, California
January 18, 2001


                                       9